UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 18, 2016

Commission file number 001-11625

Pentair plc

(Exact name of Registrant as specified in its charter)

Ireland	98-1141328
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification number)

P.O. Box 471, Sharp Street, Walkden, Manchester, M28 8BU United Kingdom

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: 44-161-703-1885

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into A Material Definitive Agreement.

On August 18, 2016, Pentair plc (“Pentair”) entered into a Share Purchase Agreement (the “Purchase Agreement”) with Emerson Electric Co. (“Emerson”), pursuant to which Pentair agreed to sell its Valves & Controls business (the “Business”) to Emerson (the “Transaction”).

Pursuant to the Purchase Agreement and subject to the terms and conditions set forth therein, Pentair will sell the Business to Emerson for an aggregate purchase price of $3.15 billion in cash, subject to certain customary adjustments.

The closing of the Transaction is subject to the satisfaction of certain conditions, including, among others: (1) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and certain other competition laws (the “Competition Laws”) and (2) the accuracy of representations and warranties of, and performance of covenants by, the other party (in each case, subject to certain qualifications, if applicable). Subject to the satisfaction or waiver of the conditions set forth in the Purchase Agreement, Pentair expects the Transaction to close late in 2016 or early in 2017.

The Purchase Agreement contains customary representations, warranties and covenants of Pentair and Emerson, including, among other things, covenants (1) with respect to the conduct of the Business during the period between the execution of the Purchase Agreement and consummation of the Transaction, and (2) regarding using reasonable best efforts to obtain governmental and regulatory approvals and to take the actions necessary to consummate the Transaction. The Purchase Agreement also contains certain indemnification rights with respect to, among other things, breaches of representations, warranties or covenants by either party.

The Purchase Agreement contains certain customary termination rights for both Pentair and Emerson, including in the event that (1) the Transaction has not been consummated on or prior to February 18, 2017 (subject to extension in certain circumstances); provided, that the terminating party may not be in material breach of the Purchase Agreement, or (2) any governmental entity that must grant permission under any Competition Law for the consummation of the transaction denies, or applies certain burdensome conditions to, any such permission or otherwise prohibits the consummation of the Transaction. Upon termination of the Purchase Agreement under specified antitrust related circumstances, Emerson will pay to Pentair a cash reverse termination fee.

There are representations and warranties contained in the Purchase Agreement which were made by the parties to each other as of specific dates. The assertions embodied in these representations and warranties were made solely for purposes of the Purchase Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality that is different from certain standards generally applicable to shareholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts. Based upon the foregoing reasons, investors should not rely on the representations and warranties as statements of factual information.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains statements that Pentair believes to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact are forward-looking statements. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,”

“will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “should,” “would,” “positioned,” “strategy,” “future” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond Pentair’s control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include the ability to successfully complete the Transaction on anticipated terms and timetable; overall global economic and business conditions, including worldwide demand for oil and gas; the ability to achieve the benefits of Pentair’s restructuring plans; the ability to successfully identify, finance, complete and integrate acquisitions, including the ability to successfully integrate and achieve the expected benefits of the acquisition of ERICO Global Company; competition and pricing pressures in the markets Pentair serves; the strength of housing and related markets; volatility in currency exchange rates and commodity prices; inability to generate savings from excellence in operations initiatives consisting of lean enterprise, supply management and cash flow practices; increased risks associated with operating foreign businesses; the ability to deliver backlog and win future project work; failure of markets to accept new product introductions and enhancements; the impact of changes in laws and regulations, including those that limit U.S. tax benefits; the outcome of litigation and governmental proceedings; and the ability to achieve Pentair’s long-term strategic operating goals. Additional information concerning these and other factors is contained in Pentair’s filings with the U.S. Securities and Exchange Commission, including Pentair’s 2015 Annual Report on Form 10-K. All forward-looking statements speak only as of the date of this report. Pentair assumes no obligation, and disclaims any obligation, to update the information contained in this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on August 18, 2016.

PENTAIR PLC
Registrant

By:	/s/ Angela D. Jilek
Angela D. Jilek
Senior Vice President, General Counsel and Secretary